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                                                                       EXHIBIT 5

                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                           2700 FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37238-2700
                                 (615) 742-6200

    KNOXVILLE OFFICE:                                     MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER                             119 S. MAIN STREET, SUITE 500
KNOXVILLE, TN 37901-1509                                 MEMPHIS, TN 38103
     (423) 521-6200                                       (901) 312-9100



                               September 8, 1999


Cumberland Bancorp, Incorporated
4205 Hillsboro Road, Suite 212
Nashville, Tennessee 37215


    Re:      Registration Statement on Form S-1 (File No. 333-84173)

Dear Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering 700,000 shares of Common Stock, par value $.50 per share (the "Common Stock"), of Cumberland Bancorp, Incorporated, Tennessee corporation (the "Company"), to be offered by the Company.

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,


                                        /s/ Bass, Berry & Sims PLC

                                        Bass, Berry & Sims PLC